Exhibit 1.1

Five Star Quality Care, Inc.

10,000,000 Shares

Common Stock

UNDERWRITING AGREEMENT

March 31, 2006

UNDERWRITING AGREEMENT

March 31, 2006

UBS Securities LLC

RBC Capital Markets Corporation

Stifel, Nicolaus & Company, Incorporated

Davenport & Company, LLC

Ferris, Baker, Watts, Incorporated
                                                As Representatives of the several Underwriters

c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

Five Star Quality Care, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”) an aggregate of 10,000,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company (the “Firm Shares”). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 1,500,000 shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement (file number 333-121910) on Form S-3 under the Act (the “universal shelf registration statement”), including a prospectus relating to, among other things, debt securities, shares of common and preferred stock, depositary shares, warrants and stock purchase contracts and equity units of the Company, and such amendments to such registration statement, as may have been required prior to the date hereof, have been similarly prepared and have been filed with the Commission. Such universal shelf registration statement, as so amended, and any post-effective amendments thereto, have been declared by the Commission to be effective under the Act. Such universal shelf registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule.

The Company will next file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the basic prospectus included in the universal shelf registration statement, as so amended, describing the Shares and the offering thereof, in such form as has been provided to or discussed with, and approved, by the Underwriters.

Except where the context otherwise requires, the term “Registration Statement” as used in this Agreement means the universal shelf registration statement, as amended at the time it became effective for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as part thereof or incorporated by reference or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A, Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time.  If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an “Abbreviated Registration Statement”), the term “Registration Statement” includes the Abbreviated Registration Statement. Any such Abbreviated Registration Statement shall be filed by the Company with the Commission and become effective no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares.

Except where the context otherwise requires, the term “Basic Prospectus” as used in this Agreement means the prospectus dated January 28, 2005, as filed with the Commission pursuant to Rule 424(b) and included in the universal shelf registration statement. Except where the context otherwise requires, the term “Prepricing Prospectus” as used in this Agreement means each preliminary form of the Prospectus (as defined herein) subject to completion, if any, used in connection with the offering of the Shares. Except where the context otherwise requires, the term “Prospectus Supplement” as used in this Agreement means any final prospectus supplement specifically relating to the Shares, in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act. Except where the context otherwise requires, the term “Prospectus” as used in this Agreement means the Basic Prospectus together with the Prospectus Supplement, except that if such Basic Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424, the term “Prospectus” shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the document attached hereto as Annex A and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, a “Road Show”). Each Underwriter represents, severally and not jointly, that it has not offered or sold and will not offer or sell, without the Company’s consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means the Prepricing Prospectus dated March 24, 2006, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.

Any reference in this Agreement to the universal shelf registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference in this Agreement to the term “amend,” “amendment” or “supplement” with respect to the universal shelf registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement, any Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, such Prepricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company and the Underwriters agree as follows:

1.                                       Sale and Purchase.  On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $9.902 per Share (the “purchase price per share”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A annexed hereto (or such number of Firm Shares increased as set forth in Section 8 hereof).

The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the date hereof as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations, warranties and agreements of the Company and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by you on behalf of the several Underwriters at any time on or before the 30th day following the date hereof by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine solely to eliminate fractional shares).

As used herein “business day” shall mean a day on which the New York Stock Exchange is open for trading.

2.                                       Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on April 5, 2006 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are actually made is hereinafter called the “time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify, such specification to be made by you no later than the second business day preceding the time of purchase.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify, such specification to be made by you no later than the second business day preceding the time of purchase.

Deliveries of the documents described in Section 6 below with respect to the purchase of the Shares shall be made at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York at 10:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3.                                       Representations and Warranties of the Company.  The Company represents and warrants to each of the Underwriters that:

(a)                                  no order preventing or suspending the use of the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus is in effect and no proceedings for such purpose are pending or, to the knowledge of the Company, threatened by the Commission or the securities authority of any state or other jurisdiction. The Registration Statement has become effective under the Act; to the knowledge of the Company after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission or the securities authority of any state or other jurisdiction

(b)                                 (i) the Company is eligible to use Form S-3 and the offering of the Shares complies and will comply with the requirements of Rule 415 under the Act including, without limitation, Rule 415(a)(5); (ii) each part of the Registration Statement, and also any Abbreviated Registration Statement, when it became effective, complied, or with respect to any part of the Registration Statement or any Abbreviated Registration Statements that have not yet become effective, will comply at the time of effectiveness, and as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with applicable requirements of the Act and the Exchange Act; (iii) each part of the Registration Statement did not, as of the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) each Prepricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; (v) at no time during the period that began on the earlier of the date of such Prepricing Prospectus and the date such Prepricing Prospectus was filed with the Commission and continuing through the time of execution of this Agreement did any Prepricing Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vi) the Basic Prospectus complied or will comply, at the time it was or will be filed with the Commission, in all material respects with the requirements of the Act; (vii)  each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); (viii) at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the’ time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ix) at no time during the period that begins on the date of such Permitted Free Writing Prospectus and continues through the time of the filing of the Prospectus with the Commission did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus based upon information relating to any Underwriter furnished to the Company by such Underwriter through you expressly for use therein;

(c)                                  (i) the Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than any Prepricing Prospectus, the Permitted Free Writing Prospectuses, if any, and the Prospectus; (ii) the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; (iii) assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164), (iv) the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the universal shelf registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, (v) the Prepricing Prospectus dated March 24, 2006 is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, (vi) neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act, (vii)  the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement, (viii) the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of the Company;

(d)                                 the Incorporated Documents, when they were filed with the Commission, complied in all material respects with the requirements of the

Exchange Act, and none of such documents, when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in (i) the Registration Statement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, and (ii) any Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(e)                                  as of the date of this Agreement, the Company has, and as of the time of purchase and any additional time of purchase, as the case may be, the Company will have, an authorized capitalization as set forth in the sections of the Prepricing Prospectus and the Prospectus entitled “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus); as of the date of this Agreement the Company has an outstanding capitalization as set forth in the sections of the Prepricing Prospectus and the Prospectus entitled “Capitalization” and as of the time of purchase and the additional time of purchase, as the case may be, there shall not have been any changes since the date of this Agreement in the Company’s outstanding capitalization, except for the issuance of Additional Shares at any additional time of purchase and subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement; all of the issued and outstanding Common Shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive or similar right;

(f)                                    the Company has been duly incorporated and is existing as a corporation in good standing under the laws of the State of Maryland, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Prepricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any;

(g)                                 the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify in any such jurisdiction would not, (i) individually or in the aggregate, have a material adverse effect on the business, prospects, properties, management, financial condition or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole or (ii)

prevent the consummation of the transactions contemplated hereby (the occurrence of (i) or (ii), a “Material Adverse Effect”);

(h)                                 the Company has no subsidiaries (as defined in the Act) other than as listed in Schedule B annexed hereto (the “Subsidiaries”); except for Senior Living of Boynton Beach Limited Partnership, in which the Company through its subsidiaries has a 3.03% interest as general partner, and except as described in the Registration Statement, each Disclosure Package and the Prospectus, the Company owns 100% of the outstanding capital stock or other equity interests of the Subsidiaries; except for the Subsidiaries or as described in the Registration Statement, each Disclosure Package and the Prospectus, the Company does not own, directly or indirectly, any long-term debt or any equity interest in any firm, corporation, partnership, joint venture, limited liability company, association or other entity; complete and correct copies of the charter and bylaws or other organizational documents of the Company and each of the Subsidiaries and all amendments thereto have been made available to you; each of the Subsidiaries has been duly incorporated or formed and is validly existing as a corporation or other entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization with the requisite corporate, trust, partnership or other power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prepricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any; each Subsidiary is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction listed on Schedule B hereto, such jurisdictions being the only jurisdictions where the ownership or leasing of the properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive or similar right; the Company has no “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X under the Act, substituting 5% for 10%, other than as indicated in Schedule B annexed hereto;

(i)                                     this Agreement has been duly authorized, executed and delivered by the Company;

(j)                                     the capital stock of the Company, including the Shares, conforms in all material respects to each description thereof included or incorporated by reference in the Registration Statement, the Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus; the certificates, if any, evidencing the Shares are in due and proper form and conform in all material respects to the requirements of the Maryland General Corporation Law (the “MGCL”);

(k)                                  the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of any preemptive or similar rights;

(l)                                     neither the Company nor any of the Subsidiaries is in breach or violation of, or in default under (and no event has occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under) (each such breach, violation or default, a “Default Event”), (i) its charter, bylaws or other organizational documents, (ii) any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties is bound or affected or (iii) any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, other than, in the case of clauses (ii) and (iii), such Default Events as would not, individually or in the aggregate, have a Material Adverse Effect;

(m)                               the execution, delivery and performance of this Agreement, including the issuance and sale of the Shares and the consummation of any other transactions contemplated hereby, does not constitute and will not result in a Default Event under (w) any provisions of the charter, bylaws or other organizational documents of the Company or any of the Subsidiaries, (x) under any provision of any indenture, mortgage, deed of trust, bank loan or credit agreement, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of their respective properties is subject, (y) under any applicable law, regulation or rule or (z) under any decree, judgment or order of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries’ properties, except, in the case of clauses (x), (y) and (z) for such Default Events as would not, individually or in the aggregate, have a Material Adverse Effect;

(n)                                 no approval, authorization, consent or order of or filing with any federal, state or local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of any other transactions contemplated hereby, other than registration of the offer and sale of the Shares under the Act, which has been effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

(o)                                 except as set forth in the Registration Statement, each Disclosure Package and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company and (iii) no person has the right to act as an underwriter, or as a financial advisor to the Company, in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise, except for such rights as have been complied with or waived;

(p)                                 Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is incorporated by reference in the Registration Statement, the Prepricing Prospectus, the Prospectus and, if applicable, any Permitted Free Writing Prospectuses, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(q)                                 all legal or governmental proceedings, affiliate or other related party transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, leases or documents of a character required to be described in the Registration Statement, the Prepricing Prospectus, the Prospectus or any Incorporated Document, and all documents required to be filed as an exhibit to the Registration Statement the Prepricing Prospectus, the Prospectus or any Incorporated Document, have been so described or filed or will be filed prior to the time of purchase as required;

(r)                                    except as disclosed in the Registration Statement, each Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of the Subsidiaries is a party or of which any of their respective properties is subject which, if adversely decided, would result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect; without limiting the foregoing, the Company and the Subsidiaries are in compliance with applicable provisions of federal or state laws governing Medicare or any state Medicaid programs, including, without limitation, Sections 1320a-7a and 1320a-7b of Title 42 of the United States Code, except for such provisions the violation of which would not, individually or in the aggregate, have a Material Adverse Effect; no individual with an ownership or control interest, as defined in 42 U.S.C. § 1320a-3(a)(3), in the Company or any of the Subsidiaries, or who is an officer, director or managing employee as defined in 42 U.S.C. § 1320a-5(b), of the Company or any of the Subsidiaries is a person described in 42 U.S.C. § 1320a-7(b)(8)(B), except as would not, individually or in the aggregate, have a

Material Adverse Effect; and the Company’s and each of the Subsidiaries’ business practices are in compliance with federal or state laws regarding physician ownership of (or financial relationship with) and referral to entities providing healthcare related goods or services, or laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provisions of health care related goods or services, except for those laws, the violation of which would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Prospectus, there are no Medicare, Medicaid or any other recoupment or recoupments of any governmental or private health care payor being sought, requested or claimed or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries, which, individually or in the aggregate, would result in a Material Adverse Effect; and

(s)                                  to the Company’s knowledge and except as disclosed in the Registration Statement, each Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending or threatened to which any lessor or manager of any property operated by the Company is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which, if adversely decided, would result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect;

(t)                                    except as disclosed in the Registration Statement, each Disclosure Package and the Prospectus, (i) neither the Company nor any of the Subsidiaries has received from any governmental authority written notice of any violation of any local, state or federal law, rule or regulation including without limitation any such law, rule or regulation applicable to the health care industry (“Health Care Laws”) or relating to human health or safety or the environment or any hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) and (ii) to the Company’s knowledge, there is no such violation or any occurrence or circumstance that would give rise to a claim under or pursuant to any local, state or federal law, rule or regulation (including, without limitation, any Health Care Laws or Environmental Laws), which, in the case of clauses (i) and (ii), would, individually or in the aggregate, have a Material Adverse Effect;

(u)                                 to the Company’s knowledge and except as disclosed in the Registration Statement, each Disclosure Package and the Prospectus, (i) there is no violation of any local, state or federal law, rule or regulation (including, without limitation, Health Care Laws and Environmental Laws) by any person from whom the Company or any of the Subsidiaries acquired or leased any of its properties (a “seller”), or any sublessee or manager of any of their respective properties or any part thereof and (ii) there is no such violation or any occurrence or circumstance that would give rise to a claim under or pursuant to any local, state or federal law, rule or regulation (including, without limitation, any Health Care Laws or Environmental Laws), which, in the case of clauses (i) and (ii) would, individually or in the aggregate, have a Material Adverse Effect;

(v)                                 no written notice of any condemnation of or zoning change affecting the properties or any part thereof of the Company or any of the Subsidiaries has been received, or, to the Company’s knowledge, threatened, that if consummated would, individually or in the aggregate, have a Material Adverse Effect; to the Company’s knowledge, no lessor, seller, sublessee or manager of any property, or portion thereof, of the Company or any of the Subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof of the Company or any of the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect;

(w)                               the Company and each of the Subsidiaries have good and marketable title to all real and personal property owned by them as described in the Registration Statement, each Disclosure Package and the Prospectus, free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as described in the Registration Statement, each Disclosure Package and the Prospectus, any real property and buildings held under lease by the Company or any of the Subsidiaries are held by it under valid, subsisting and enforceable leases, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, or other similar laws, affecting the enforcement of creditor’s rights generally and by general equitable principles, with such exceptions as would not, individually or in the aggregate, have a material adverse effect on the use made and proposed to be made of such property and buildings by the Company or any of the Subsidiaries, as the case may be;

(x)                                   the Company and each of the Subsidiaries and, to the Company’s knowledge, each of the managers, lessors or sublessees of any property or portion thereof of the Company or any of the Subsidiaries have such permits, licenses, approvals, certificates, franchises and authorizations of governmental or regulatory authorities (“permits”), including, without limitation, under any Health Care Laws or Environmental Laws, as are necessary in the case of each such party to acquire and own, lease or operate its properties and to conduct its business, all as described in the Registration Statement, each Disclosure Package and the Prospectus, except where the failure to obtain such permits would not, individually or in the aggregate, have a Material Adverse Effect; except as described in the Registration Statement, each Disclosure Package and the Prospectus, the Company and each of the Subsidiaries and, to the Company’s knowledge, each of the lessees, sublessees or managers of any property or portion thereof of the Company or any of the Subsidiaries have fulfilled and performed all of their obligations with respect to such permits and, except as disclosed in the Registration Statement, each Disclosure Package and the Prospectus, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other impairment of the rights of the holder of any such permit, except where the failure to fulfill or perform, or the resulting termination or impairment, would not, individually or in the aggregate, have a Material Adverse Effect;

(y)                                 the financial statements of the Company, together with the related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial statements and other pro forma financial data included or incorporated by reference in the Registration Statement, the Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act, to the extent that such statements and data are required to be so included, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements; the other financial and statistical data set forth in the Registration Statement, the Prepricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus are accurately presented and prepared on a basis consistent with such financial statements and books and records of the Company; all disclosures contained in the in the Registration Statement, the Prepricing Prospectus, the Prospectus, any Permitted Free Writing Prospectus and any Incorporated Document regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) and Item 10 of Regulation S-K under the Act, to the extent applicable; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the Prepricing Prospectus and the Prospectus; and there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Prepricing Prospectus and the Prospectus that are not included as required;

(z)                                   subsequent to the respective dates as of which information is given in the Registration Statement, the Prepricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any prospective material adverse change, in the business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company or the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or the Subsidiaries, (iv) any change in the outstanding capital stock (other than issuances of Common

Stock upon the exercise of options described as outstanding in the Registration Statement, each Disclosure Package and the Prospectus), or at any additional time of purchase, any material change in outstanding capital stock, (v) any increase in outstanding indebtedness of the Company or the Subsidiaries, or at any additional time of purchase, any material increase in outstanding indebtedness or (vi) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; neither the Company nor any of the Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement, each Disclosure Package and the Prospectus;

(aa)                            each of the Company and the Subsidiaries are insured by insurers of recognized financial responsibility or are self-insured against such losses and risks and in such amounts as are customary in the business in which they are engaged, except as described in the Registration Statement, each Disclosure Package and the Prospectus; except as would not, individually or in the aggregate, have a Material Adverse Effect, all policies of insurance insuring the Company and the Subsidiaries or any of their businesses, assets, employees, officers, directors and trustees are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects; except as would not, individually or in the aggregate, have a Material Adverse Effect, there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause;

(bb)                          except as disclosed in the Registration Statement, each Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries has either sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, the Prepricing Prospectus, the Prospectus, any Permitted Free Writing Prospectus or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or any other party to any such contract or agreement;

(cc)                            Affiliates Insurers Limited and Senior Living Insurance Company Ltd. (the “Insurance Subsidiaries”) hold such insurance licenses, certificates and permits from governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where they conduct business (the “Insurance Licenses”)) as are necessary to the conduct of its business as described in the Registration Statement, each Disclosure Package and the Prospectus, except where the failure to hold such licenses, certificates or permits would not, individually or in the aggregate, have a Material Adverse Effect; the Company and the Insurance Subsidiaries have fulfilled and performed all obligations necessary to maintain the Insurance Licenses; except as disclosed in the Registration Statement, each Disclosure Package and the Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that could reasonably be expected to result in the revocation, termination or suspension of any Insurance License which would, individually or in the aggregate, have a Material Adverse Effect;

(dd)                          neither the Company nor any of the Subsidiaries nor any of their respective affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act, or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(ee)                            neither the Company nor any of the Subsidiaries has sustained since the date of the latest financial statements included in the Registration Statement, the Prepricing Prospectus and the Prospectus any losses or interferences with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Prepricing Prospectus and the Prospectus or other than any losses or interferences which would not, individually or in the aggregate, have a Material Adverse Effect;

(ff)                                the Company has obtained for the benefit of the Underwriters an agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of Barry M. Portnoy, Gerald M. Martin and the executive officers of the Company; the Company will not release or purport to release any person from any Lock-Up Agreement without the prior written consent of UBS Securities LLC;

(gg)                          the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds as described in the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(hh)                          any statistical and market-related data included in the Registration Statement, the Prepricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(ii)                                  the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(jj)                                  the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act);  such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors have been advised by the Company’s Chief Executive Officer and Chief Financial Officer of (i) any significant deficiencies in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; any material weaknesses in the Company’s internal control over financial reporting have been identified for the Company’s independent auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there has been no change in the Company’s internal control over financial reporting or in other factors that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification were complete and correct as of the dates such statements were made; the Company, the Subsidiaries and, to the Company’s knowledge, the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the American Stock Exchange promulgated thereunder

(kk)                            the Company has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

(ll)                                  the Company and the Subsidiaries have filed all federal, state, local and foreign tax returns and tax forms required to be filed; such returns and forms are complete and correct in all material respects, and all taxes shown by such returns or otherwise assessed that are due or payable have been paid, except such taxes as are being contested in good faith and as to which adequate reserves have been provided; all payroll withholdings required to be made by the Company and the Subsidiaries with respect to employees have been made except where the failure to fulfill or perform would not, individually or in the aggregate, have a Material Adverse Effect; the charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes; there have been no tax deficiencies asserted and, to the Company’s knowledge, no tax deficiency might be reasonably asserted or threatened against the Company and/or the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect;

(mm)                      the outstanding Common Stock is, and the Shares will be, subject to satisfactory distribution information, listed on the American Stock Exchange (the “AMEX”); and

(nn)                          other than as set forth in the Registration Statement, each Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and the Subsidiaries own, possess, license or have other rights to use, all patents, trademarks, servicemarks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for their business as described in the Registration Statement, each Disclosure Package and the Prospectus.

In addition, any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4.                                       Certain Covenants of the Company. The Company hereby agrees:

(a)                                  to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

(b)                                 to make available to the Underwriters in New York City as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus beyond the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request, but at its expense, such amendment or amendments to the Registration Statement and such prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c)                                  to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, the Prepricing Prospectus or the Prospectus, including by filing any documents that would be incorporated therein by reference, and to file no such amendment or supplement to which you shall object in writing;

(d)                                 if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement or for any Abbreviated Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when such post-effective amendment has become effective;

(e)                                  to furnish to you and, upon request, to each of the other Underwriters for a period of two years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) upon request, copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed and (iv) such other information as you may reasonably request regarding the Company or any of the Subsidiaries, in each case as soon as such communications, documents or information become available; provided, however, that in no case shall the Company be required to furnish materials pursuant to this paragraph which are filed and publicly accessible through EDGAR;

(f)                                    to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required under the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any sale of the Shares, which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

(g)                                 to make generally available to its security holders, and to deliver to you, as soon as reasonably practicable, but not later than 16 months after the date of this Agreement, an earnings statement of the Company satisfying the provisions of Section 11(a) of the Act and Rule 158 thereunder;

(h)                                 to furnish to you two conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient additional conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(i)                                     to furnish to you as early as practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(d) hereof;

(j)                                     to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of proceeds” in the Prospectus;

(k)                                  to comply with Rule 433(g) under the Act;

(l)                                     to pay all expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, each Prepricing Prospectus, each Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Shares by the Company, (iii) the word processing and/or printing of this Agreement, any Agreement Among Underwriters and any dealer agreements and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), each relating to the offer and sale of the Shares, (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel to the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any filing for review of the public offering of the Shares by NASD Regulation, Inc. (including the legal fees and filing fees and other disbursements of counsel to the Underwriters with respect thereto), (vi) any listing of the Shares on any securities exchange and any registration thereof under the Exchange Act, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) the performance of the Company’s other obligations under this Agreement;

(m)                               for so long as the delivery of the Prospectus is required in connection with the offer or sale of the Shares and before filing with the Commission subsequent to the effective date of the Registration Statement, to furnish to you a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act;

(n)                                 to not take, directly or indirectly, any action designed to or which may constitute or which might cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(o)                                 not to (i) sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii), or (iv) file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, for a period of 90 days after the date hereof (the “Lock-up Period”), without the prior written consent of UBS Securities LLC, except for (A) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (B) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus, (C) the issuance of employee stock options not exercisable during the Lock-up Period pursuant to stock option plans described in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus, and (D) issuances of Common Stock as partial or full payment for businesses directly or indirectly acquired or to be acquired by the Company or its Subsidiaries, provided that the Company shall have conditioned such issuances of Common Stock upon agreement of the recipients to the restrictions of this paragraph, provided, however, that if (x) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the Lock-up Period and ends on the last day of the Lock-up Period, the Company issues a earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the restrictions set forth in this Section 4(o) shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs;

(p)                                 subject to Section 4(c) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and to promptly notify you of such filing; and

(q)                                 not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus.

5.                                       Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to clause (y)(i), (y)(iii), (y)(iv) or (y)(v) of the second paragraph of Section 7 hereof or pursuant to the last paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company agrees, in addition to paying the amounts described in Section 4(l) hereof, to reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

6.                                       Conditions to Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be), the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)                                  The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Sullivan & Worcester LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in a form satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that:

(i)                                     (A) the Company is duly qualified to transact business and is in good standing in each of the jurisdictions set forth on Schedule B hereto; (B) each Delaware Material Subsidiary and Massachusetts Material Subsidiary is a corporation or other legal entity duly formed, existing and in good standing under the laws of its jurisdiction of organization; and (C) each Material Subsidiary listed on Schedule B is duly qualified as a foreign corporation or other legal entity and in good standing in each of the jurisdictions set forth on Schedule B hereto (“Material Subsidiary” being defined herein as any subsidiary that constitutes a “significant subsidiary” within the meaning of clause (w) of Section 1-02 of Regulation S-X, substituting 5% for 10%);

(ii)                                  this Agreement has been duly authorized, executed and delivered by the Company (in rendering the opinion expressed in this paragraph (ii), such counsel may rely upon the opinion of Venable LLP as to matters governed by the laws of the State of Maryland);

(iii)                               the Registration Statement, the Prepricing Prospectus and the Prospectus (except as to the financial statements and schedules and other financial or accounting data contained or incorporated by reference therein, or statistical data derived therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

(iv)                              the Registration Statement has become effective under the Act and, to such counsel’s knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus, and any supplement thereto, pursuant to Rule 424 or Rule 430B under the Act, has been made in the manner and within the time period required by such Rule 424 and in compliance with Rule 430B under the Act;

(v)                                 each Delaware Material Subsidiary and Massachusetts Material Subsidiary has the corporate, trust, partnership or other power to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact to the extent described in the Registration Statement, the Disclosure Package and the Prospectus. All of the issued and outstanding shares of beneficial ownership or shares of capital stock of, or other ownership interests in, each Delaware Material Subsidiary and Massachusetts Material Subsidiary have been duly authorized and validly issued, are fully paid and, except as to such Subsidiaries that are limited liability companies or partnerships, non-assessable; and, to such counsel’s knowledge, all issued and outstanding shares of beneficial ownership or shares of capital stock of, or other ownership interests in, each Subsidiary are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien or encumbrance, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus;

(vi)                              the execution, delivery and performance of this Agreement by the Company and the transactions contemplated hereby do not and will not result in a Default Event under (nor constitute any event which with notice, lapse of time, or both, would result in any breach of, or constitute a Default Event under) (A) any provisions of the charter or by-laws or other organizational documents of any Delaware Material Subsidiary or Massachusetts Material Subsidiary, (B) any provision of any agreement or other instrument to which the Company or any of the Material Subsidiaries is a party or by which their respective properties may be bound or affected, that is described in the Registration Statement, the Prepricing Prospectus and the Prospectus or filed as an exhibit to the Registration Statement or any Incorporated Document or is otherwise known to such counsel, (C) any United States federal or State of Delaware, Commonwealth of Massachusetts or State of New York law, regulation or rule, or any decree, known to us to which the Company or the Material Subsidiaries may be subject, other than, in the case of clauses (B) and (C), such Default Events as would not, individually or in the aggregate, have a Material Adverse Effect;

(vii)                           to such counsel’s knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or any Incorporated Document or to be described in the Registration Statement, the Prepricing Prospectus and the Prospectus which have not been so filed or described;

(viii)                        to such counsel’s knowledge, except as described in the Registration Statement, the Prepricing Prospectus and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, there are no private or governmental actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of the Material Subsidiaries or any of their officers is subject or of which any of their properties is subject, whether at law, in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

(ix)                                to such counsel’s knowledge, no person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement or any Incorporated Document, to cause the Company to register under the Act any shares of beneficial interest or other equity interests as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated hereby, except for such rights as have been complied with or waived; and to the knowledge of such counsel, except as described in the Registration Statement, the Prepricing Prospectus and the Prospectus, no person is entitled to registration rights with respect to shares of capital stock or other securities of the Company;

(x)                                   the Company is not, and after the offering and sale of the Shares and the application of the proceeds as described in the Prospectus, will not be, an “investment company,” or an entity controlled by an “investment company,” as such terms are defined in the Investment Company Act;

(xi)                                to such counsel’s knowledge, the statements in (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 Form 10-K”) under the captions “Business — Government Regulation and Reimbursement,” “Business — Environmental Matters,” “Properties — Independent and Assisted Living Communities We Operate,” “Properties — Independent and Assisted Living Communities that SLS Manages on Our Behalf,” “Properties — Our Senior Housing Leases,” “Properties — Sunrise Senior Living Services, Inc. Management Agreements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Party Transactions” and (ii) in the Company’s Schedule 14A relating to its Annual Meeting of Stockholders held on May 11, 2005 under the caption “Certain Relationships and Related Transactions” (to the extent not superseded by the disclosure in the 2005 Form 10-K) and in each case insofar as such statements purport to summarize matters arising under Delaware or Massachusetts or New York law or the federal law of the United States, or provisions of documents as to which the Company is a party specifically referred to therein, are accurate in all material respects; and

(xii)                             no approval, authorization, consent or order of or filing with any United States federal or State of Delaware, State of Massachusetts, State of New York governmental or regulatory commission, board, body, authority or agency having jurisdiction over the Company or its Material Subsidiaries is required in connection with the execution, delivery and performance of this Agreement, the issuance and sale of the Shares being delivered at the time of purchase and at the additional time of purchase, as the case may be, and the consummation of such issuance and sale, other than the registration of the Shares under the Act, which registration has been effected (in rendering the opinion expressed in this paragraph (xii), such counsel need express no opinion concerning the securities laws of the State of Delaware, the Commonwealth of Massachusetts or State of New York).

Also, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement, the Prepricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus (except as and to the extent stated in subparagraph (xi) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that (i) the Registration Statement or any amendment thereto at the time such Registration Statement or amendment were declared effective by the Commission or at the Effective Time contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus or any supplement thereto at the date of the Prospectus Supplement or such other supplement, and at all times up to and including the time of purchase or additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any Prepricing Prospectus, as of its date, the date of the Underwriting Agreement or the date hereof, in each case together with the Permitted Free Writing Prospectuses attached to such counsel’s opinion as Annex A thereto, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial or accounting data contained or incorporated by reference therein, or statistical data derived therefrom, or exhibits included or incorporated by reference in the Registration Statement or Prospectus).

(b)                                 The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Venable LLP, special Maryland counsel of the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that:

(i)                                     the Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessment and Taxation of Maryland, with corporate power to own, lease and operate its properties and conduct its business in all material respects as described in the Registration Statement, the Prepricing Prospectus and the Prospectus and any Permitted Free Writing Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as herein contemplated;

(ii)                                  each Material Maryland Subsidiary is a corporation duly incorporated or other legal entity duly formed, existing under and by virtue of the laws of the State of Maryland and in good standing with the State Department of Assessments and Taxation of Maryland (“Material Subsidiary” being defined herein as any subsidiary that constitutes a “significant subsidiary” within the meaning of clause (w) of Section 1-02 of Regulation S-X, substituting 5% for 10%). Each Material Maryland Subsidiary has the corporate or other power to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact to the extent described in the Registration Statement and Prospectus. All of the issued and outstanding shares of stock or other ownership interest of each Material Maryland Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries;

(iii)                               this Agreement has been duly authorized, executed and delivered by the Company;

(iv)                              the execution, delivery and performance of this Agreement by the Company and the transactions contemplated hereby and by the Registration Statement do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would result in any breach of, or constitute a default under) (A) any provisions of the charter or bylaws or other organizational documents of the Company or any of the Material Maryland Subsidiaries or (B) any Maryland statute or administrative regulation applicable to the Company or any of the Material Maryland Subsidiaries;

(v)                                 the Company has authorized and outstanding shares of stock as set forth in the Prepricing Prospectus and the Prospectus under the caption “Capitalization”; the outstanding shares of capital stock of the Company have been duly authorized and validly issued by all necessary corporate action and are fully paid, nonassessable and free of any preemptive or similar rights under the MGCL; the Shares, when issued, will be duly authorized and validly issued by all necessary corporate action, fully paid, nonassessable and free of any preemptive rights or similar rights under the MGCL; and the certificates for the Shares are in due and proper form and conform in all material respects to the requirements of the MGCL;

(vi)                              no approval, authorization, consent or order of or filing with any Maryland governmental or regulatory commission, board, body, authority or agency having jurisdiction over the Company is required in connection with the execution, delivery and performance of this Agreement, the issuance and sale of the Shares being delivered at the time of purchase and at the additional time of purchase, as the case may be, and the consummation of the transactions contemplated hereby and by the Prospectus (in rendering the opinion expressed in this paragraph (vi), such counsel need express no opinion concerning the securities laws of the State of Maryland); and

(vii)                           so far as is known to such counsel, the statements in the Prepricing Prospectus and the Prospectus under the captions “Description of Common Shares,” “Description of Preferred Shares” and “Description of Certain Provisions of Maryland Law and of our Charter and Bylaws,” in each case insofar as such statements purport to summarize matters arising under Maryland law, are accurate in all material respects.

(c)                                  You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement, the Prospectus and other related matters as the Underwriters may require. In addition, Dewey Ballantine LLP may rely on the opinion of Venable LLP as to all matters of Maryland law.

(d)                                 You shall have received from Ernst & Young LLP letters addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms approved by UBS Securities LLC, and dated (i) the date of this Agreement, which letter shall cover, without limitation, the information in the Registration Statement, the Prepricing Prospectus and the various financial disclosures, if any, contained in the Permitted Free Writing Prospectuses, if any, and (ii) the time of purchase and the additional time of purchase, as the case may be, which letter shall cover, without limitation, the information in the Registration Statement and the Prospectus, and the various financial disclosures, if any, contained in the Permitted Free Writing Prospectuses, if any.

(e)                                  No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall have been made to which you have objected in writing.

(f)                                    The Registration Statement shall have become effective, and the Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M. New York City time on the second full business day after the date of this Agreement or such earlier time as may be required under the Act, and any registration statement pursuant to Rule 462(b) under the Act required in connection with the offering and sale of the Shares shall have been filed and become effective no later than 10:00 P.M. New York City time, on the date of this Agreement.

(g)                                 Prior to the time of purchase and the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Prepricing Prospectuses or the Prospectus, and no amendment or supplements thereto, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(h)                                 Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material and adverse change or any development involving a prospective material adverse change in the business, properties, management, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole, shall occur or become known and (ii) no transaction which is material and adverse to the Company and the Subsidiaries, taken as a whole, shall have been entered into by the Company or any of the Subsidiaries.

(i)                                     You shall have received the letters referred to in Section 3(ff) hereof.

(j)                                     The Company will, at the time of purchase and additional time of purchase, as the case may be, deliver to you a certificate signed by two of the Company’s executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date, that the Company has performed such of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be, and the conditions set forth in paragraphs (f), (g) and (h) of this Section 6 have been met.

(k)                                  The Shares shall have been approved for listing for quotation on the AMEX, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(l)                                     The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request.

7.                                       Effective Date of Agreement; Termination. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto or an Abbreviated Registration Statement to be declared or become effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission or such Abbreviated Registration Statement has, pursuant to the provisions of Rule 462 under the Act, become effective. Until such time as this Agreement shall have become effective, it may be terminated by the Company by notifying you, or by you, as representatives of the Underwriters, by notifying the Company.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS Securities LLC, or of any group of Underwriters (which may include UBS Securities LLC) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Prepricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus, there has been any material adverse change in the business, prospects, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in UBS Securities LLC’s judgment or in the judgment of such group of Underwriters, make it impracticable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, any Disclosure Package or the Prospectus, or (y) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the American Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in UBS’s judgment or in the judgment of such group of Underwriters makes it impracticable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, any Disclosure Package and the Prospectus.

If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly by letter, telegram or telecopy.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(l), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.                                       Increase in Underwriters’ Commitments. Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to purchase and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to purchase and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall purchase and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Firm Shares shall be purchased and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Firm Shares shall be purchased and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase or the additional time of purchase, as the case may be, for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.                                       Indemnity and Contribution.

(a)                                  The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this

Section 9 being deemed to include any Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made,  not misleading.

(b)                                 Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors, officers and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c)                                  If any action, suit or proceeding (each, a “ Proceeding”) is brought against any person in respect of which indemnity may be sought pursuant to the foregoing paragraphs (a) and (b) of this Section 9, such person (the “indemnified party”)

shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party) and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which it may have to such indemnified party or otherwise. Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by such indemnifying party in connection with the defense of such Proceeding or such indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such indemnifying party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnifying party), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No indemnifying party shall be liable for any settlement of any such Proceeding effected without the written consent of such indemnifying party but if settled with the written consent of such indemnifying party, such indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, liability or failure to act, by or on behalf of such indemnified party.

(d)                                 If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)                                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, in no case shall any Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f)                                    The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or

on behalf of the Company, its directors, officers, or any person who controls any of the foregoing within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and against any of the officers or directors of the Company in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

10.                                 Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 400 Centre Street, Newton, Massachusetts 02458, Attention: Evrett W. Benton, Chief Executive Officer and President.

11.                                 Information Furnished by the Underwriters.  The statements set forth in the fourth, fifth and seventh paragraphs, and in the section entitled “Price Stabilization and Short Positions,” under the caption “Underwriting” in the Prospectus Supplement, insofar as such statements relate to (a) electronic delivery of prospectuses, (b) the amount of selling concession and reallowance and (c) price stabilization and short positions, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

12.                                 Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13.                                 Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and you and the Company consent to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against an Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding thereupon, and may be enforced in any other courts in the jurisdiction to which the Company is or may be subject, by suit upon such judgment.

14.                                 Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and, to the extent provided in Section 9 hereof, the controlling persons, partners, directors or officers, referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15.                                 No Fiduciary Relationship.  The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

16.                                 Counterparts. This Agreement may be signed by the parties in one or more counterparts that together shall constitute one and the same agreement among the parties.

17.                                 Successors and Assigns.  This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

18.                                 Miscellaneous.  UBS Securities LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS Securities LLC is a separately organized entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Securities LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

A lending affiliate of UBS Securities LLC may have lending relationships with issuers of securities underwritten or privately placed by UBS Securities LLC. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Securities LLC will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Securities LLC.

[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the several Underwriters.

Very truly yours.

FIVE STAR QUALITY CARE, INC.

		By:	/s/ Bruce J. Mackey Jr.
			Name:	Bruce J. Mackey Jr.
			Title:	Treasurer, Chief Financial Officer and Assistant Secretary

Accepted and agreed to as of the date first above written:

UBS SECURITIES LLC
RBC CAPITAL MARKETS CORPORATION
STIFEL, NICOLAUS & COMPANY, INCORPORATED
DAVENPORT & COMPANY, LLC
FERRIS, BAKER, WATTS, INCORPORATED
As Representatives of the several Underwriters

By: UBS SECURITIES LLC

By:	/s/ Sage Kelly
Name: Sage Kelly
Title: Managing Director

By:	/s/ Kristin Kusmierz
Name: Kristin Kusmierz
Title: Associate Director

SCHEDULE A

Underwriter	Number of Firm Shares
UBS Securities LLC	5,000,000
RBC Capital Markets Corporation	1,500,000
Stifel, Nicolaus & Company , Incorporated	775,000
Davenport & Company LLC	775,000
Ferris, Baker Watts, Incorporated	775,000
Janney Montgomery Scott LLC	150,000
Oppenheimer & Co., Inc.	150,000
Wells Fargo Securities	150,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	75,000
Crowell, Weedon & Co.	75,000
D.A. Davidson & Co., Inc.	75,000
Morgan Keegan & Company, Inc.	75,000
Robert W. Baird & Co. Incorporated	75,000
Ryan Beck & Co.	75,000
Wedbush Morgan Securities Inc.	75,000
Bishop, Rosen & Co., Inc	40,000
E*Trade Securities LLC	40,000
First Southwest Company	40,000
Huntleigh Securities Corporation	40,000
McGinn, Smith & Co., Inc.	40,000
Total	10,000,000

SCHEDULE B

Company and Jurisdiction of Incorporation	Jurisdiction of Foreign Qualification

Five Star Quality Care, Inc (Maryland)	Massachusetts

Subsidiaries and Jurisdiction of Incorporation	Jurisdictions of Foreign Qualification

* Alliance Pharmacy Services, LLC (Delaware)	Massachusetts Nebraska Wisconsin

Affiliates Insurers, Limited (Bermuda)	None

CCC Boynton Beach, Inc. (Delaware)	Florida

Five Star Advertising, Inc. (Delaware)	Massachusetts

Five Star Insurance, Inc. (Maryland)	None

Five Star MD Homes LLC (Delaware)	Maryland

Five Star Procurement Group Trust (Maryland)	Massachusetts

Five Star Quality Care Trust (Maryland)	California Georgia Kansas Massachusetts Michigan Tennessee Wisconsin Wyoming

Five Star Quality Care-AZ, LLC (Delaware)	Arizona

Five Star Quality Care-CA, Inc. (Delaware)	California

Five Star Quality Care-CA II, Inc. (Maryland)	None

Five Star Quality Care-CA, LLC (Delaware)	California

Five Star Quality Care-CA II, LLC (Delaware)	California

Five Star Quality Care-CO, LLC (Maryland)	None

Five Star Quality Care-Colorado, LLC (Delaware)	Colorado

Five Star Quality Care-CT, LLC (Delaware)	Connecticut

* Five Star Quality Care-FL, LLC (Delaware)	Florida

* Five Star Quality Care-GA, LLC (Delaware)	Georgia

Five Star Quality Care-GA, Inc. (Maryland)	None

Five Star Quality Care-IA, Inc. (Delaware)	Iowa

Five Star Quality Care-IA, LLC (Delaware)	Iowa

* Entity is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Act, substituting 5% for 10%.

Five Star Quality Care-KS, LLC (Delaware)	Kansas

Five Star Quality Care-MD, LLC (Delaware)	Maryland

Five Star Quality Care-MI, Inc. (Delaware)	Michigan

* Five Star Quality Care-MI, LLC (Delaware)	Michigan

Five Star Quality Care-MO, LLC (Delaware)	Missouri

Five Star Quality Care-NC, LLC (Delaware)	North Carolina

Five Star Quality Care-NE, Inc. (Delaware)	Nebraska

* Five Star Quality Care-NE, LLC (Delaware)	Nebraska

Five Star Quality Care-VA, LLC (Delaware)	Virginia

Five Star Quality Care-WI, LLC (Delaware)	Wisconsin

Five Star Quality Care-WI, Inc. (Maryland)	None

* Five Star Quality Care-WY, LLC (Delaware)	Wyoming

Five Star Quality Care-Ainsworth, LLC (Delaware)	Nebraska

Five Star Quality Care-Ashland, LLC (Delaware)	Nebraska

Five Star Quality Care-Blue Hill, LLC (Delaware)	Nebraska

Five Star Quality Care-Central City, LLC (Delaware)	Nebraska

Five Star Quality Care-Columbus, LLC (Delaware)	Nebraska

Five Star Quality Care-Edgar, LLC (Delaware)	Nebraska

Five Star Quality Care-Exeter, LLC (Delaware)	Nebraska

Five Star Quality Care-Farmington, LLC (Delaware)	Michigan

Five Star Quality Care-GHV, LLC (Maryland)	Pennsylvania

Five Star Quality Care-Grand Island, LLC (Delaware)	Nebraska

Five Star Quality Care-Gretna, LLC (Delaware)	Nebraska

Five Star Quality Care-Howell, LLC (Delaware)	Michigan

Five Star Quality Care-Lyons, LLC (Delaware)	Nebraska

Five Star Quality Care-Milford, LLC (Delaware)	Nebraska

Five Star Quality Care - MVSP, LLC (Maryland)	Pennsylvania

Five Star Quality Care-Sutherland, LLC (Delaware)	Nebraska

Five Star Quality Care-Utica, LLC (Delaware)	Nebraska

Five Star Quality Care-Waverly, LLC (Delaware)	Nebraska

Five Star Seabury, LLC (Delaware)	Connecticut

FS Commonwealth, LLC (Maryland)	Massachusetts

FS Lafayette Tenant Trust (Maryland)	Kentucky Massachusetts

* Entity is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Act, substituting 5% for 10%.

FS Leisure Park Tenant Trust (Maryland)	Massachusetts

* FS Lexington Tenant Trust (Maryland)	Kentucky Massachusetts

FS Patriot, LLC (Maryland)	Massachusetts

* FS Tenant Holding Company Trust (Maryland)	Arizona California Delaware Florida Indiana Kansas Kentucky Massachusetts New Mexico Ohio South Carolina

* FS Tenant Pool I Trust (Maryland)	Delaware Florida Massachusetts New Mexico South Carolina

* FS Tenant Pool II Trust (Maryland)	Arizona California Delaware Florida Indiana Massachusetts

FS Tenant Pool III Trust (Maryland)	Arizona Florida Kansas Kentucky Massachusetts Ohio

FS Tenant Pool IV Trust (Maryland)	Delaware Florida Massachusetts

FSQ Crown Villa Business Trust (Maryland)	Massachusetts

FSQ Overland Park Place Business Trust (Maryland)	Kansas Massachusetts

FSQ Pharmacy Holdings, LLC (Delaware)	Massachusetts Nebraska

FSQ Rio Las Palmas Business Trust (Maryland)	California Massachusetts

FSQ The Palms at Fort Myers Business Trust (Maryland)	Florida Massachusetts

* Entity is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Act, substituting 5% for 10%.

FSQ Villa at Riverwood Business Trust (Maryland)	Massachusetts

FSQ, Inc. (Delaware)

Arizona
California
Colorado
Connecticut
Florida
Georgia
Indiana
Iowa
Kansas
Kentucky
Maryland
Massachusetts
Michigan
Missouri
Nebraska
North Carolina
New Jersey
New Mexico
Ohio
South Carolina
Texas
Wisconsin
Wyoming

FSQ/LTA Holdings, Inc. (Delaware)	None

FVEST.JOE, Inc. (Delaware)	Missouri

Heartland Pharmacy Cares, Inc. (Nebraska)	None

Heartland Promotions, Inc. (Nebraska)	Iowa

* LifeTrust America, Inc. (Tennessee)	None

LifeTrust Properties, LLC (Delaware)	None

LTA Management Services, LLC (Delaware)	None

LTA Management Services of Florida, LLC (Delaware)	None

Morningside Holdings of Concord, LLC (Delaware)	North Carolina

Morningside Holdings of Gastonia, LLC (Delaware)	North Carolina

Morningside Holdings of Greensboro, LLC (Delaware)	North Carolina

Morningside Holdings of Raleigh, LLC (Delaware)	North Carolina

Morningside Holdings of Williamsburg, LLC (Delaware)	Virginia

Morningside of Alabama, L.P. (Delaware)	Alabama

Morningside of Anderson, L.P. (Delaware)	South Carolina

* Entity is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Act, substituting 5% for 10%.

Morningside of Athens, L.P. (Delaware)	Georgia

Morningside of Beaufort, LLC (Delaware)	South Carolina

Morningside of Bellgrade, Richmond, LLC (Delaware)	Virginia

Morningside of Belmont, LLC (Delaware)	Tennessee

Morningside of Bowling Green, LLC (Delaware)	Kentucky

Morningside of Camden, LLC (Delaware)	South Carolina

Morningside of Charlottesville, LLC (Delaware)	Virginia

Morningside of Cleveland, LLC (Delaware)	Tennessee

Morningside of Columbus, L.P. (Delaware)	Georgia

Morningside of Concord, LLC (Delaware)	North Carolina

Morningside of Conyers, LLC (Delaware)	Georgia

Morningside of Cookeville, LLC (Delaware)	Tennessee

Morningside of Cullman, LLC (Delaware)	Alabama

Morningside of Dalton, Limited Partnership (Delaware)	Georgia

Morningside of Decatur, L.P. (Delaware)	Alabama

Morningside of Evans, Limited Partnership (Delaware)	Georgia

Morningside of Fayette, L.P. (Delaware)	Alabama

Morningside of Franklin, LLC (Delaware)	Tennessee

Morningside of Gainesville, LLC (Delaware)	Georgia

Morningside of Gallatin, LLC (Delaware)	Tennessee

Morningside of Gastonia, LLC (Delaware)	North Carolina

Morningside of Georgia, L.P. (Delaware)	None

Morningside of Greensboro, LLC (Delaware)	North Carolina

Morningside of Greenwood, L.P. (Delaware)	South Carolina

Morningside of Hartsville, LLC (Delaware)	South Carolina

Morningside of Hopkinsville, Limited Partnership (Delaware)	Kentucky

Morningside of Jackson, LLC	Tennessee

Morningside of Kentucky, Limited Partnership (Delaware)	Kentucky

Morningside of Knoxville, LLC (Delaware)	Tennessee

Morningside of Lexington, LLC (Delaware)	South Carolina

Morningside of Macon, LLC (Delaware)	Georgia

Morningside of Madison, LLC (Delaware)	Alabama

Morningside of Newport News, LLC (Delaware)	Virginia

Morningside of Orangeburg, LLC (Delaware)	South Carolina

Morningside of Paducah, LLC (Delaware)	Kentucky

* Morningside of Paris, L.P. (Delaware)	Tennessee

Morningside of Raleigh, LLC (Delaware)	North Carolina

Morningside of Seneca, L.P. (Delaware)	South Carolina

Morningside of Sheffield, LLC (Delaware)	Alabama

Morningside of Skipwith-Richmond, LLC (Delaware)	Virginia

Morningside of South Carolina, L.P. (Delaware)	South Carolina

Morningside of Springfield, LLC (Delaware)	Tennessee

Morningside of Tennessee, LLC (Delaware)	None

Morningside of Williamsburg, LLC (Delaware)	Virginia

National LTC Pharmacy Services LLC (Delaware)	Massachusetts Nebraska

Senior Living Insurance Company, Ltd. (Cayman)	None

Senior Living of Boynton Beach Limited Partnership (Delaware)	Florida

The Heartlands Retirement Community - Ellicott City I, Inc. (Maryland)	None

The Heartlands Retirement Community - Ellicott City II, Inc. (Maryland)	None

* Entity is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Act, substituting 5% for 10%.

SCHEDULE C

Delaware Subsidiaries

Alliance Pharmacy Services, LLC

CCC Boynton Beach, Inc.

Five Star Advertising, Inc.

Five Star MD Homes LLC

Five Star Quality Care - AZ, LLC

Five Star Quality Care - CA, Inc.

Five Star Quality Care - CA, LLC

Five Star Quality Care - CA II, LLC

Five Star Quality Care - Colorado, LLC

Five Star Quality Care - CT, LLC

Five Star Quality Care - FL, LLC

Five Star Quality Care - GA, Inc.

Five Star Quality Care - GA, LLC

Five Star Quality Care - IA, Inc.

Five Star Quality Care - IA, LLC

Five Star Quality Care - KS, LLC

Five Star Quality Care - MD, LLC

Five Star Quality Care - MI, Inc.

Five Star Quality Care - MI, LLC

Five Star Quality Care - MO, LLC

Five Star Quality Care - NC, LLC

Five Star Quality Care - NE, Inc.

Five Star Quality Care - NE, LLC

Five Star Quality Care - VA, LLC

Five Star Quality Care – WI, Inc.

Five Star Quality Care - WI, LLC

Five Star Quality Care - WY, LLC

Five Star Quality Care - Ainsworth, LLC

Five Star Quality Care - Ashland, LLC

Five Star Quality Care - Blue Hill, LLC

Five Star Quality Care - Central City, LLC

Five Star Quality Care - Columbus, LLC

Five Star Quality Care - Edgar, LLC

Five Star Quality Care - Exeter, LLC

Five Star Quality Care - Farmington, LLC

Five Star Quality Care - Grand Island, LLC

Five Star Quality Care - Gretna, LLC

Five Star Quality Care - Howell, LLC

Five Star Quality Care - Lyons, LLC

Five Star Quality Care - Milford, LLC

Five Star Quality Care - Sutherland, LLC

Five Star Quality Care - Utica, LLC

Five Star Quality Care - Waverly, LLC

Five Star Quality Care Holding Co., Inc.

Five Star Seabury LLC

FSQ/LTA Holdings, Inc.

FSQ, Inc.

FSQ Pharmacy Holdings, LLC

FSQC Funding Co., LLC

FVEST.JOE, Inc.

LifeTrust Properties, LLC

LTA Management Services, LLC

LTA Management Services of Florida, LLC

Morningside Holdings of Concord, LLC

Morningside Holdings of Gastonia, LLC

Morningside Holdings of Greensboro, LLC

Morningside Holdings of Raleigh, LLC

Morningside Holdings of Williamsburg, LLC

Morningside of Alabama, L.P.

Morningside of Anderson, L.P.

Morningside of Athens, Limited Partnership

Morningside of Beaufort, LLC

Morningside of Bellgrade, Richmond, LLC

Morningside of Belmont, LLC

Morningside of Bowling Green, LLC

Morningside of Camden, LLC

Morningside of Charlottesville, LLC

Morningside of Cleveland, LLC

Morningside of Columbus, L.P.

Morningside of Concord, LLC

Morningside of Conyers, LLC

Morningside of Cookeville, LLC

Morningside of Cullman, LLC

Morningside of Dalton, Limited Partnership

Morningside of Decatur, L.P.

Morningside of Evans, Limited Partnership

Morningside of Fayette, L.P.

Morningside of Franklin, LLC

Morningside of Gainesville, LLC

Morningside of Gallatin, LLC

Morningside of Gastonia, LLC

Morningside of Georgia, L.P.

Morningside of Greensboro, LLC

Morningside of Greenwood, L.P.

Morningside of Hartsville, LLC

Morningside of Hopkinsville, Limited Partnership

Morningside of Jackson, LLC

Morningside of Kentucky, Limited Partnership

Morningside of Knoxville, LLC

Morningside of Lexington, LLC

Morningside of Macon, LLC

Morningside of Madison, LLC

Morningside of Newport News, LLC

Morningside of Orangeburg, LLC

Morningside of Paducah, LLC

Morningside of Paris, L.P.

Morningside of Raleigh, LLC

Morningside of Seneca, L.P.

Morningside of Sheffield, LLC

Morningside of Skipwith-Richmond, LLC

Morningside of South Carolina, L.P.

Morningside of Springfield, LLC

Morningside of Tennessee, LLC

Morningside of Williamsburg, LLC

National LTC Pharmacy Services LLC

Senior Living of Boynton Beach Limited Partnership

SCHEDULE D

Maryland Subsidiaries

Five Star Insurance, Inc.

Five Star Procurement Group Trust

Five Star Quality Care Trust

Five Star Quality Care - CA II, Inc.

Five Star Quality Care - CO, Inc.

Five Star Quality Care - GA, Inc.

Five Star Quality Care - GHV, LLC

Five Star Quality Care - MVSP, LLC

Five Star Quality Care - WI, Inc.

FS Commonwealth, LLC

FS Lafayette Tenant Trust

FS Leisure Park Tenant Trust

FS Lexington Tenant Trust

FS Patriot, LLC

FS Tenant Holding Company Trust

FS Tenant Pool I Trust

FS Tenant Pool II Trust

FS Tenant Pool III Trust

FS Tenant Pool IV Trust

FSQ Crown Villa Business Trust

FSQ Overland Park Place Business Trust

FSQ Rio Las Palmas Business Trust

FSQ The Palms at Fort Myers Business Trust

FSQ Villa at Riverwood Business Trust

The Heartlands Retirement Community - Ellicott City I, Inc.

The Heartlands Retirement Community - Ellicott City II, Inc.

Exhibit A

Five Star Quality Care, Inc.

Shares of Common Stock ($0.01 Par Value)

[Date]

UBS Securities LLC

Together with the other Underwriters

named in Schedule A to the Underwriting Agreement

referred to herein

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

This Lock-up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into between Five Star Quality Care, Inc. (the “Company”) and you, as Underwriters, with respect to the public offering (the “Offering”) of 10,000,000 shares of common stock, $0.01 par value, of the Company (the “Common Shares”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period from the date hereof until the end of 90 days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC, (i) sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”), with respect to, any Common Shares of the Company or any securities convertible into or exercisable or exchangeable for Common Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).

If (a) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 90-day restricted period described in the foregoing paragraph (the “Lock-up Period”) and ends on the last day of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (b) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period

A-1

beginning on the last day of the Lock-up Period, the restrictions imposed by this letter shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, this paragraph will not apply if, within 3 days of the termination of the Lock-up Period, the Company delivers to UBS Securities LLC a certificate signed by the Chief Financial Officer or Chief Executive Officer of the Company certifying on behalf of the Company that the Common Shares are, as of the date of delivery of such certificate, “actively traded securities,” as defined in Regulation M under the Exchange Act. Such notice shall be delivered in accordance with Section 10 of the Underwriting Agreement.

The foregoing restrictions shall not apply to (a) bona fide gifts, provided the recipient or recipients thereof agree in writing to be bound by the terms of this Lock-Up Letter Agreement, or (b) if the undersigned is an individual, dispositions to any entity for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such entity agrees in writing to be bound by the terms of this Lock-Up Letter Agreement.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Shares in connection with the Registration Statement. The undersigned further agrees that, for a period from the date hereof until the end of 90 days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC, make any demand for, or exercise any right with respect to, the registration of Common Shares of the Company or any securities convertible into or exercisable or exchangeable for Common Shares.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from his obligations hereunder.

Yours very truly,

[Name of Signatory]

A-2

ANNEX A

ISSUER FREE WRITING PROSPECTUS

(SUPPLEMENTING PRELIMINARY PROSPECTUS

    SUPPLEMENT DATED MARCH 24, 2006 AND

    ACCOMPANYING PROSPECTUS DATED

    JANUARY 28, 2005)

FILED PURSUANT TO RULE 433

REGISTRATION STATEMENT NO. 333-121910

Five Star Quality Care, Inc.

Issuer Free Writing Prospectus Dated March 31, 2006

The information in this Issuer Free Writing Prospectus supplements, and should be considered in connection with, the information contained in the Preliminary Prospectus Supplement dated March 24, 2006 and the accompanying Prospectus dated January 28, 2005, or the preliminary prospectus, of Five Star Quality Care, Inc., or Five Star.  The following information assumes no exercise of the underwriter’s over-allotment option.

Total shares offered: The Five Star offering has been increased from 7,000,000 shares of common stock to 10,000,000 shares of common stock.  In addition, the underwriters have been granted an over-allotment option for 1,500,000 shares of common stock.

Public offering price: The public offering price is $10.45 per share.

Last reported sale price of common stock on the American Stock Exchange on March 30, 2006:  $10.45 per share.

Proceeds to Five Star: Net proceeds to Five Star from the offering, after deducting underwriting discounts and commissions and estimated offering expenses, are estimated to be approximately $98.8 million, as compared to approximately $72.5 million as reflected in the preliminary prospectus.

Common stock outstanding after the offering: Five Star shares outstanding after the offering will be approximately 30,060,934 shares, instead of 27,060,934 shares as reflected in the preliminary prospectus.

Termination fees: Five Star expects that the termination fees payable to Sunrise Senior Living Services, Inc., or SLS, for the six communities it intends to terminate will total approximately $57.1 million, as compared to $58.5 million as reflected in the preliminary prospectus.  This amount may change if Five Star terminates different management agreements than those currently contemplated.  Five Star now expects that it will deliver the termination notices to SLS, and as a result record the charge to earnings for the termination fees and report a significant loss, in the first or second quarter of 2006, as compared to the first quarter of 2006 as reflected in the preliminary prospectus.

Use of proceeds: Five Star intends to use approximately $57.1 million of the net offering proceeds to pay the termination fees to SLS relating to six communities described in the preliminary prospectus.  The $41.7 million in remaining net offering proceeds are expected to be used by Five Star for general business purposes, including for repayment of debt, for working capital and possibly for termination of additional SLS management agreements.

Pro forma information:

Five Star’s pro forma weighted average shares outstanding for the year ended December 31, 2005, as adjusted for our August equity offering and this offering, as if they occurred on January 1, 2005, would be approximately 30,061,000 shares, as compared to 27,061,000 as reflected in the preliminary prospectus.

Pro forma as adjusted earnings per share, giving effect to our acquisition of six Gordon Health Ventures, LLC, or Gordon, communities, including the related sale leaseback and line of credit financing entered into to fund the Gordon acquisition; our August 2005 equity offering; our termination of 12 SLS management agreements in November 2005, including the payment of related termination fees to SLS, the reduction in our management fees payable to SLS in respect of those 12 management agreements and the related sale leaseback transaction with Senior Housing Properties Trust of the six Gordon communities; this offering and the use of a portion of the proceeds from this offering to pay the termination fees for six SLS management agreements we intend to terminate, including the reduction in our management fees payable to SLS in respect of those management agreements, as if all of these events had been completed as of January 1, 2005, will be approximately $(4.25) per share, as compared to $(4.77) per share as reflected in the preliminary prospectus.  The pro forma loss per share includes a loss of $(4.77) per share relating to payment of SLS termination fees (consisting of $2.87 per share relating to the termination fees we incurred in 2005 and pro forma termination fees of $1.90 per share in respect of the six SLS management agreements we intend to terminate as described in the preliminary prospectus). The unaudited pro forma consolidated income statement also reflects the impact of termination fees payable to SLS of $57.1 million, as compared to $58.5 million as reflected in the preliminary prospectus.  The rest of the unaudited pro forma consolidated income statement information for the year ended December 31, 2005, as reflected in the preliminary prospectus, remains unchanged.

Pro forma as adjusted cash and cash equivalents, debt, total shareholders’ equity and total capitalization of Five Star at December 31, 2005, in each case giving effect to the offering and use of a portion of the offering proceeds to fund payment of the SLS termination fees for six SLS management agreements (and not giving effect to any possible repayment of debt or other possible uses), as if these events had been completed as of December 31, 2005, would be approximately $58.4 million, $45.3 million, $110.5 million and $155.8 million, respectively, as compared to approximately $30.7 million, $45.3 million, $82.8 million and $128.1 million as reflected in the preliminary prospectus.

Settlement date: The closing of the offering is expected to occur on April 5, 2006.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling UBS Investment Bank at 212-821-3000.

This free writing prospectus includes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward looking statements, which are based upon Five Star’s present beliefs and expectations, are subject to numerous risks and uncertainties, including those described under the captions “Risk factors”, “Warning concerning forward looking statements” and elsewhere in the Preliminary Prospectus Supplement dated March 24, 2006 and the accompanying Prospectus dated January 28, 2005, all of which should be carefully considered by investors before purchasing shares of our common stock in this offering.